EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2023 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. for the years ended December 31, 2022 and August 31, 2021 and for the four-month transition period ended December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 6, 2023